UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 9, 2021

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 14, 2021, the Board of Directors (the “Board”) of Evelo Biosciences, Inc. (the “Company”) appointed Luca Scavo as the Chief Financial Officer, Senior Vice President and Treasurer of the Company, effective on the commencement of his employment with the Company, which is expected to be on or about June 1, 2021 (the date Mr. Scavo commences employment with the Company, the “Effective Date”). The Board also designated Mr. Scavo as the Company’s principal financial officer as of the Effective Date, succeeding Balkrishan “Simba” Gill, Ph.D. in such role. In his ongoing role as Chief Executive Officer and President, Dr. Gill continues to serve as the Company’s principal executive officer.

Mr. Scavo, age 54, joins the Company from F. Hoffman-La Roche AG, a pharmaceutical and medical diagnostics company, where he spent over 25 years in different positions and locations, including as Chief Financial Officer and Chief Operating Officer for Roche Diagnostics North America since August 2019. In this role, he oversaw finance, credit management, financial planning and operations. Prior to assuming this role, Mr. Scavo was Chief Accounting Officer of Genentech, Inc., a subsidiary of Roche from August 2016 to August 2019. He was Latin America Chief Financial Officer, responsible for finance, shared services centers, logistics, information technology and procurement for Roche’s pharmaceutical businesses in Latin America from July 2007 to July 2016. Mr. Scavo is a certified public accountant in Italy and California. He received his M.B.A. from Instituto de Empresa (Madrid, Spain).

Pursuant to the terms of his employment offer letter from the Company, the Company has agreed to pay Mr. Scavo an annual base salary of $415,000 and he will be eligible to receive a target discretionary annual performance bonus of 40% of his annual base salary, based on the achievement of certain corporate objectives. In addition, in connection with his appointment, the Company has agreed to pay Mr. Scavo a one-time bonus of $50,000 and to grant to Mr. Scavo equity awards comprised of (i) an option to purchase 300,000 shares of the Company’s common stock and (ii) 4,545 restricted stock units, each under the Company’s 2018 Incentive Award Plan.

If Mr. Scavo’s employment is terminated without cause or he resigns for good reason, Mr. Scavo will be entitled to receive, subject to his timely execution and non-revocation of a release of claims in favor of the Company and compliance with certain confidentiality obligations and restrictive covenants, (a) payments equal to nine months of his then-current annual base salary and (b) direct payment of or reimbursement for a portion of his COBRA premiums at the Company’s normal rate of contribution for employees for nine months. In connection with his appointment, Mr. Scavo will also enter into the Company’s standard indemnification agreement for directors and officers.

On April 9, 2021, the Board appointed Julie H. McHugh as a Class II director on the Board, effective immediately, to serve until the Company’s annual meeting of stockholders to be held in 2023 and until her successor is duly elected and qualified or her earlier death, disqualification, resignation or removal. Ms. McHugh also was appointed the chair of the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board and a member of the Audit Committee (the “Audit Committee”) of the Board.

Ms. McHugh has served as the chair of the board of directors of Ironwood Pharmaceuticals, Inc., a biopharmaceutical company, since April 2019. She has served on the board of directors of Aerie Pharmaceuticals since July 2015, Ironwood Pharmaceuticals, Inc. since February 2014, and Lantheus Medical Imaging Inc. since February 2017. From March 2010 to March 2013, Ms. McHugh was Chief Operating Officer of Endo Health Solutions, Inc., a pharmaceutical company. From September 2008 to September 2009, she served as Chief Executive Officer of Nora Therapeutics, Inc., a biopharmaceutical company. Before that, Ms. McHugh was Company Group Chairman for the worldwide virology business unit of Johnson & Johnson, a medical device, pharmaceutical and consumer packaged goods company, and served as President of Centocor, Inc., a subsidiary of Johnson & Johnson. From September 2014 to April 2021, she served as a director of Trevena, Inc. Ms. McHugh received a B.S. in finance from Pennsylvania State University and her M.B.A. from Saint Joseph’s University.

Ms. McHugh is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for (i) an annual retainer of $35,000 and an initial equity-based award of options to purchase 31,380 shares of the Company’s common stock (the "Initial Award") for her service on the Board, (ii) an annual retainer of $8,000 for her service as chair of the Governance Committee, and (iii) an annual retainer of $7,500 for her service on the Audit Committee. The Initial Award has an exercise price equal to $10.04 per share, the fair market value of a share of the Company’s common stock on the date of grant, and will vest and become exercisable in substantially equal monthly installments over three years following the grant date, subject to Ms. McHugh’s continued service on the Board through each such vesting date. Ms. McHugh has entered into the Company’s standard indemnification agreement for directors and officers.

On April 10, 2021, Nancy A. Simonian, M.D. resigned as a member of the Board, effective June 10, 2021. Dr. Simonian’s impending resignation is a result of her desire to spend more time attending to her other professional responsibilities at Syros Pharmaceuticals, Inc. and on other boards of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: April 15, 2021	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary